                         As filed with the Securities and Exchange Commission on
                                                                  March 28, 2000
                                                     Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                               KOGER EQUITY, INC.

               (Exact name of issuer as specified in its charter)

         FLORIDA                                              59-2898045
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

          8880 FREEDOM CROSSING TRAIL, JACKSONVILLE, FLORIDA 32256-8280
                     (Address of principal executive office)
                     ---------------------------------------
             KOGER EQUITY, INC. 1998 EQUITY AND CASH INCENTIVE PLAN
                KOGER EQUITY, INC. COMPANY-WIDE STOCK OPTION PLAN
          KOGER EQUITY, INC. OUTSIDE DIRECTORS AND OTHER STOCK OPTIONS
             KOGER EQUITY, INC. OFFICER STOCK PURCHASE AND LOAN PLAN
                            (Full title of the Plans)
                            -------------------------

ROBERT E. ONISKO                           W. LAWRENCE JENKINS
Chief Financial Officer                    Vice President/Administration
KOGER EQUITY, INC.                         and Corporate Secretary
8880 Freedom Crossing Trail                KOGER EQUITY, INC.
Jacksonville, Florida 32256-8280           8880 Freedom Crossing Trail
904/732-1000                               Jacksonville, Florida  32256-8280
                                           904/732-1000

 (Name, address and telephone number, including area code of agents for service)
 -------------------------------------------------------------------------------
                                   Copies to:
                         HAROLD F. McCART, Jr., ESQUIRE
                                 Boling & McCart
                          (a professional association)
               1000 Riverside Avenue - Jacksonville, Florida 32204
                                  904/354-6543
                                  ------------
                         CALCULATION OF REGISTRATION FEE

    --------------------------------------------------------------------------------------------------
                                               Proposed            Proposed
        Title of                               Maximum              Maximum                  Amount
       Securities             Amount           Offering            Aggregate                   of
          to be               to be           Price Per            Offering               Registration
       Registered           Registered          Share                Price                    Fee
    --------------------------------------------------------------------------------------------------
    Common Stock,
    Par Value $.01         3,030,500(1)       $17.475(1)       $52,958,139(1)         $13,981 (1)
    Per Share
    --------------------------------------------------------------------------------------------------


(1)Pursuant to Rule 457(h), based on the exercise price of the options and other awards granted under the Registrant's employee benefit plans and other stock options granted by the Registrant.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to the employees of Koger Equity, Inc. (the "Company") and its affiliates who are granted awards pursuant to the Company's Equity and Cash Incentive Plan and the Company's Officer Stock Purchase and Loan Plan and options to purchase shares pursuant to the Company's Company-Wide Stock Option Plan and to other persons including outside Directors and certain employees of the Company who have been granted individual stock options all as specified by Rule 428(b)(1) as promulgated under the Securities Act of 1933, as amended.

         Such documents will include information required by Items 1 and 2 to Form S-8. Pursuant to instructions in Part I of Form S-8, such documents are not filed with the Commission. These documents are the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, which taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") under Commission File No. 1-9997, are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Exchange Act;

         (2) The Company's definitive proxy statement, dated April 20, 1999, filed pursuant to Section 14 of the Exchange Act relating to its Annual Meeting of Shareholders held on May 20, 1999;

         (3) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999, and September 30, 1999, filed pursuant to Section 13 of the Exchange Act;

         (4) Current Reports on Form 8-K, dated December 30, 1998, September 2, 1999, and February 17, 2000, filed pursuant to
                  Section 13 of the Exchange Act; and

         (5) Description of the shares of Common Stock contained in the Company's registration statement filed pursuant to Section 12(b) of the Exchange Act and any amendment thereto or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Florida as now or hereafter in force, including the advance of expenses and reasonable counsel fees.

         Section 93 of the Florida Business Corporation Act (Florida Statutes
Section 607.0850) provides that a director, officer, agent and employee of a corporation or its subsidiaries or other affiliates may be indemnified under certain conditions by the corporation against expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he becomes a party because he was such director, officer, agent or employee, including expenses reasonably incurred in settlement of any of the aforesaid matters, if the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding determine that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 607.0850 also provides that the indemnification provided pursuant to above provisions are not exclusive, and a corporation may make any other further indemnification of any of its directors, officers, employees, or agents, under any by-laws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

         (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

         (c) In the case of a director, a circumstance under which certain liability provisions relating to the payment of dividends and asset distributions are applicable; or

         (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company has also entered into an Indemnification Agreement with each of its directors and executive officers whereby the Company has the affirmative obligation to indemnify such directors and officers to the fullest extent permitted by law including the cost of enforcing the Indemnity Agreement. In addition, the Company carries directors and officers liability insurance.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits

 Exhibit Number   Description
 --------------   -----------

   4(a)           Amended and Restated Articles of Incorporation of Koger
                  Equity, Inc. dated May 20, 1999. Incorporated by reference to
                  Exhibit 3(a)(1) of a report on Form 10-Q for quarter ended
                  June 30, 1999 (File No. 1-9997).
   4(b)           Koger Equity, Inc. Bylaws, as Amended and Restated dated
                  February 17, 2000.*
   4(c)           Common Stock Certificate of Koger Equity, Inc. Incorporated by
                  reference to Exhibit 4(a) to Registration Statement on Form
                  S-11 (Registration No. 33-22890).
   4(d)(1)(A)     Koger Equity, Inc. Rights Agreement (the "Rights Agreement")
                  dated as of September 30, 1990 between the Company and
                  Wachovia Bank and Trust Company, N.A. as Rights Agent
                  ("Wachovia"). Incorporated by reference to Exhibit 1 to a
                  Registration Statement on Form 8-A, dated October 3, 1990,
                  (File No. 1-9997).
   4(d)(1)(B)     First Amendment to the Rights Agreement, dated as of March 22,
                  1993, between the Company and First Union National Bank of
                  North Carolina, as Rights Agent ("First Union"), entered into for purpose of replacing Wachovia. Incorporated by reference to Exhibit 4(b)(4) of the Form 10-Q filed by the Registrant for the quarter ended March 31, 1993 (File No. 1-9997).
   4(d)(1)(C)     Second Amendment to the Rights Agreement, dated as of December
                  21, 1993, between the Company and First Union. Incorporated by reference to Exhibit 5 to an Amendment on Form 8-A/A, dated
                  December 21, 1993, to a Registration Statement on Form 8-A,
                  dated October 3, 1990 (File No. 1-9997).
  4(d)(1)(D)      Third Amendment to Rights Agreement, dated as of October 10,
                  1996, between the Company and First Union. Incorporated by reference to Exhibit 6 to Amendment to Form 8-A/A, dated
                  November 7, 1996 to a Registration Statement on Form 8-A,
                  dated October 3, 1990 (File No. 1-9997).
  4(d)(1)(E)      Fourth Amendment to the Rights Agreement dated February 27,
                  1997, between the Company and First Union. Incorporated by reference to Exhibit 8 to amendment to Registration Statement on Form 8-A/A dated March 17, 1997 on Form 8-A dated October
                  3, 1990 (File No. 1-9997).

--------
 *Filed herewith.

 4(d)(1)(F)       Fifth Amendment to the Rights Agreement dated November 23,
                  1999, between the Company and Norwest Bank Minnesota, National
                  Association. Incorporated by reference to Exhibit 11 to
                  Amendment to Registration Statement on Form 8-A/A, dated
                  November 23, 1999, on Form 8-A, dated October 3, 1990 (File
                  No. 1-9997).
  4(d)(2)         Form of Common Stock Purchase Rights Certificate (attached as
                  Exhibit A to the Rights Agreement). Pursuant to the Rights
                  Agreement, printed Common Stock Purchase Rights Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement).
 4(d)(3)          Summary of Common Stock Purchase Rights (attached as Exhibit B to the Rights Agreement).
 5                Opinion of Boling & McCart.*
 15               Letter   Re: Unaudited Interim Financial Information.*
 23(a)            The consent of Deloitte & Touche, LLP, independent public
                  accountant to the Registrant.*
 23(b)            The Consent of Boling & McCart (See Exhibit 5 hereof).*
 25               Powers of Attorney (See signature page hereof).*

----------
*Filed herewith.

Item 9.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Company pursuant to the provisions referred to in Item 6 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against the Company for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by a director or officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

                  (6) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, the 28th day of March, 2000.

KOGER EQUITY, INC.

By:      W. LAWRENCE JENKINS
         --------------------------------------
         W. Lawrence Jenkins
         Vice President and Corporate Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorized Victor A. Hughes, Jr., Thomas J. Crocker, James C. Teagle, Robert E. Onisko, W. Lawrence Jenkins and James L. Stephens, and each of them, as Attorneys-in-Fact, to sign on his behalf individually and to file any amendments, including Post Effective Amendments, to this Registration Statement.

      Signature                                    Title                                   Date
      ---------                                    -----                                    ----


VICTOR A. HUGHES, JR.                       Chairman of the Board of                      March 28, 2000
-----------------------------------         Directors and Director
(Victor A. Hughes, Jr.)

                                            Vice Chairman of the Board
-----------------------------------         of Directors and Director
(Irvin H. Davis)


THOMAS J. CROCKER                           Chief Executive Officer                       March 28, 2000
-----------------------------------         and Director
(Thomas J. Crocker)


JAMES C. TEAGLE                             President and Chief Operating                 March 28, 2000
-----------------------------------         Officer and Director
(James C. Teagle)


ROBERT E. ONISKO                            Chief Financial Officer                       March 28, 2000
-----------------------------------
(Robert E. Onisko)


JAMES L. STEPHENS                           Vice President and Chief                      March 28, 2000
-----------------------------------         Accounting Officer
(James L. Stephens)


                                            Director
-----------------------------------
(D. Pike Aloian)


                                            Director
-----------------------------------
(Benjamin C. Bishop, Jr.)


DAVID B. HILEY                              Director                                      March 28, 2000
-----------------------------------
(David B. Hiley)


JOHN R.S. JACOBSSON                         Director                                      March 28, 2000
-----------------------------------
(John R.S. Jacobsson)


-----------------------------------         Director
(G. Christian Lantzsch)


WILLIAM L. MACK                             Director                                      March 28, 2000
-----------------------------------
(William L. Mack)


LEE S. NEIBART                              Director                                      March 28, 2000
-----------------------------------
(Lee S. Neibart)


GEORGE F. STAUDTER                          Director                                      March 28, 2000
-----------------------------------
(George F. Staudter)


                                            Director
-----------------------------------
(S. D. Stoneburner)